Ex. 99-B.8.15

Amendment to ING Partners, Inc.

Shareholder Servicing Agreement
Adviser Class Shares

     This Amendment is dated as of the 28th day of April, 2006 by and between ING Partners, Inc. (the “Fund”) and ING Life Insurance and Annuity Company (the “Service Organization”) (collectively, the “Parties”).

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended (the “Agreement”);

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Amended Schedule A with the Amended Schedule A attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By:	/s/ Robert S. Naka
Name:	Robert S. Naka
Title:	Executive Vice President

ING Life Insurance and Annuity Company

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:

Annual Rate
ING American Century Large Company Value Portfolio	__%
ING American Century Select Portfolio	__%
ING American Century Small-Mid Cap Value Portfolio	__%
ING Baron Asset Portfolio	__%
ING Baron Small Cap Growth Portfolio	__%
ING Columbia Small Cap Value II Portfolio	__%
ING Davis Venture Value Portfolio	__%
ING Fidelity® VIP Contrafund® Portfolio	__%
ING Fidelity® VIP Equity-Income Portfolio	__%
ING Fidelity® VIP Growth Portfolio	__%
ING Fidelity® VIP Mid Cap Portfolio	__%
ING Fundamental Research Portfolio	__%
ING Goldman Sachs® Capital Growth Portfolio	__%
ING Goldman Sachs® Structured Equity Portfolio	__%
ING JPMorgan International Portfolio	__%
ING JPMorgan Mid Cap Value Portfolio	__%
ING Lord Abbett U.S. Government Securities Portfolio	__%
ING MFS Capital Opportunities Portfolio	__%
ING Neuberger Berman Partners Portfolio	__%
ING Neuberger Berman Regency Portfolio	__%
ING OpCap Balanced Value Portfolio	__%
ING Oppenheimer Global Portfolio	__%
ING Oppenheimer Strategic Income Portfolio	__%
ING PIMCO Total Return Portfolio	__%
ING Pioneer High Yield Portfolio	__%
ING Legg Mason Partners Aggressive Growth Portfolio	__%
ING Legg Mason Partners Large Cap Growth Portfolio	__%
ING Solution 2015 Portfolio	__%
ING Solution 2025 Portfolio	__%
ING Solution 2035 Portfolio	__%
ING Solution 2045 Portfolio	__%
ING Solution Income Portfolio	__%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	__%
ING T. Rowe Price Growth Equity Portfolio	__%
ING Templeton Foreign Equity Portfolio	__%
ING UBS U.S. Large Cap Equity Portfolio	__%
ING UBS U.S. Small Cap Growth Portfolio	__%
ING Van Kampen Comstock Portfolio	__%
ING Van Kampen Equity and Income Portfolio	__%